DENNY’S CORPORATION REPORTS RESULTS FOR FIRST QUARTER 2021

SPARTANBURG, S.C., May 4, 2021 - Denny’s Corporation (NASDAQ: DENN), franchisor and operator of one of America's largest franchised full-service restaurant chains, today reported results for its first quarter ended March 31, 2021 and provided a business update on the impact of the COVID-19 pandemic on the Company’s operations.

John Miller, Chief Executive Officer, stated, “We entered 2021 confident in the resilience of Denny's given the strength of our franchisees and team that continues to persevere and deliver a great experience to our guests. Our initial optimism is now being supported by sequential sales improvements, as our dining rooms have reopened in various capacities with the increase of vaccine distributions. The easing of dine-in restrictions, coupled with fiscal stimulus and the rollout of our new virtual brands, have resulted in our same-store sales trending toward pre-pandemic levels."

First Quarter 2021 Highlights

•Total Operating Revenue was $80.6 million.
•Domestic system-wide same-store sales** decreased 20.0% compared to the equivalent fiscal period in 2019.
•Domestic system-wide same-store sales** decreased 9.7% compared to the equivalent fiscal period in 2020.
•Opened three franchised restaurants, including two international locations.
•Operating Income was $5.5 million.
•Franchise Operating Margin* was $23.2 million, or 49.5% of franchise and license revenue, and Company Restaurant Operating Margin* was $3.4 million, or 10.1% of company restaurant sales.
•Net Income was $23.2 million, or $0.35 per diluted share.
•Adjusted Net Income* was $0.5 million, or $0.01 per diluted share.
•Adjusted EBITDA* was $11.8 million.
•Cash provided by operating, investing, and financing activities was $10.2 million, $0.2 million, and $0.2 million, respectively.
•Adjusted Free Cash Flow* was $5.2 million.

Current Trends

Domestic system-wide same-store sales** sequentially improved on a monthly basis during the first quarter ended March 31, 2021, compared to the equivalent fiscal periods in 2019. This is due to expanding vaccine deployment which has led to the easing of stay-at-home orders and capacity restrictions. As the number of Denny's restaurants operating with open dining rooms steadily improved to 98% of the domestic system, off-premise sales have remained strong.

Additionally, the Company began a phased rollout of its first virtual brand, The Burger Den, during the first quarter. In April 2021, the Burger Den rollout was substantially complete at over 1,100 domestic locations, and the Company began the phased rollout of its second virtual brand, The Meltdown. Transactions for these two virtual brands are highly incremental and leverage labor during underutilized dayparts.

Furthermore, subsequent to the end of the first quarter, the Company paid down an additional $15 million on its revolving credit facility bringing the outstanding balance as of April 30, 2021 to $200 million.

In an effort to provide greater transparency due to the COVID-19 pandemic, Denny's is providing the following tables that present monthly results for 2021 compared to the equivalent fiscal periods in 2019:

Domestic System-Wide Same-Store Sales** Compared to 2019 Fiscal Periods and Domestic Average Units for 2021 Fiscal Periods

	Domestic System-Wide Same-Store Sales**
	Fiscal Year 2021[1]
	Jan	Feb	Mar	Apr [1]
System	(31%)	(25%)	(9%)	(2%)

Open Dining Rooms	(15%)	(17%)	(5%)	(2%)
Closed Dining Rooms	(55%)	(40%)	(23%)	(7%)

24/7 Units	(20%)	(16%)	2%	11%
Limited Hour Units	(38%)	(32%)	(16%)	(11%)
	1.April results are preliminary.

	Domestic Average Units
	Fiscal Year 2021[1]
	Jan	Feb	Mar	Apr [1]
System	1,504	1,501	1,501	1,498

Open Dining Rooms	927	1,038	1,253	1,472
Closed Dining Rooms	531	422	228	15

24/7 Units	519	532	569	565
Limited Hour Units	939	928	912	922

Temporary Closures	46	41	20	11
	1.April results are preliminary.

Domestic Capacity Restrictions as of April 30, 20211:

% of Domestic System
75% Capacity or Social Distancing	39%
50% - 66% Capacity	29%
25% - 33% Capacity	9%
Off-Premise Only	1%
No Restrictions	22%
Temporarily Closed	<1%
Total	100%
1.Preliminary results.

First Quarter Results

Denny’s total operating revenue was $80.6 million compared to $96.7 million in the prior year quarter. Franchise and license revenue was $47.0 million compared to $54.4 million in the prior year quarter. Company restaurant sales were $33.6 million compared to $42.3 million in the prior year quarter. These changes were primarily due to the impact of the COVID-19 pandemic on sales and fewer equivalent units.

Franchise Operating Margin* was $23.2 million, or 49.5% of franchise and license revenue, compared to $25.2 million, or 46.4%, in the prior year quarter. This margin decrease was primarily due to the impact of the COVID-19 pandemic on sales and fewer equivalent units, partially offset by abatements and bad debt expense recorded in the prior year quarter.

Company Restaurant Operating Margin* was $3.4 million, or 10.1% of company restaurant sales, compared to $6.2 million, or 14.6%, in the prior year quarter. This change in margin was primarily due to the impact of the COVID-19 pandemic on sales and fewer equivalent units.

Total general and administrative expenses were $16.9 million, compared to $7.7 million in the prior year quarter. This change was primarily due to increases in share-based compensation expense, market valuation changes in the Company's deferred compensation plan liabilities, and performance-based incentive compensation compared to the prior year quarter. These increases were partially offset by a $0.9 million improvement in corporate administrative expenses related to previous reductions in personnel due to the COVID-19 pandemic and other cost savings initiatives.

Denny’s ended the quarter with $229.9 million of total debt outstanding, including $215.0 million of borrowings under its credit facility.

The provision for income taxes was $8.1 million, compared to $2.3 million in the prior year quarter, reflecting an effective tax rate of 25.9%. Approximately $0.4 million in cash taxes were paid during the quarter.

Net income was $23.2 million, or $0.35 per diluted share, compared to net income of $9.0 million, or $0.16 per diluted share, in the prior year quarter. Adjusted Net Income* per diluted share was $0.01 compared to Adjusted Net Income* per diluted share of $0.17 in the prior year quarter.

Adjusted Free Cash Flow* and Capital Allocation

Denny’s Adjusted Free Cash Flow* in the quarter was $5.2 million after investing $1.6 million in cash capital expenditures, including maintenance capital.

Business Outlook

Given the dynamic and evolving impact of the COVID-19 pandemic on the Company's operations and uncertainty about the timing and extent of an anticipated recovery, the Company cannot reasonably provide a business outlook for the fiscal year ending December 29, 2021 at this time.

*    Please refer to the Reconciliation of Net Income and Net Cash Provided by Operating Activities to Non-GAAP Financial Measures, as well as the Reconciliation of Operating Income to Non-GAAP Financial Measures included in the following tables.

** Same-store sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open during the comparable periods noted. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-store sales and domestic system-wide same-store sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.

Conference Call and Webcast Information

Denny’s will provide further commentary on the results for the first quarter ended March 31, 2021 on its quarterly investor conference call today, Tuesday, May 4, 2021 at 4:30 p.m. Eastern Time. Interested parties are invited to listen to a live broadcast of the conference call accessible through the investor relations section of Denny’s website at investor.dennys.com.

About Denny’s

Denny's Corporation is the franchisor and operator of one of America's largest franchised full-service restaurant chains, based on the number of restaurants. As of March 31, 2021, Denny’s had 1,649 franchised, licensed, and company restaurants around the world including 148 restaurants in Canada, Puerto Rico, Mexico, the Philippines, New Zealand, Honduras, the United Arab Emirates, Costa Rica, Guam, Guatemala, El Salvador, Indonesia, and the United Kingdom. For further information on Denny's, including news releases, links to SEC filings, and other financial information, please visit the Denny's investor relations website at investor.dennys.com.

Cautionary Language Regarding Forward-Looking Statements

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release. In addition, certain matters discussed in this release may constitute forward-looking statements. These forward-looking statements, which reflect management's best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries, and underlying restaurants to be materially different from the performance indicated or implied by such statements. Words such as “expect”, “anticipate”, “believe”, “intend”, “plan”, “hope”, "will", and variations of such words and similar expressions are intended to identify such forward-looking statements. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others: the rapidly evolving COVID-19 pandemic and related containment measures, including the potential for further operational disruption from government mandates affecting restaurants; economic, public health, social and political conditions that impact consumer confidence and spending with respect to social unrest and the COVID-19 pandemic; competitive pressures from within the restaurant industry; the level of success of the Company’s operating initiatives and advertising and promotional efforts; adverse publicity; health concerns arising from food-related pandemics, outbreaks of flu viruses or other diseases; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy (including with regard to energy costs), particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 30, 2020 (and in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K).

Investor Contact:
Curt Nichols
877-784-7167

Media Contact:
Hadas Streit, Allison+Partners
646-428-0629

DENNY’S CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	3/31/21	12/30/20
Assets
Current assets
Cash and cash equivalents	$14,508	$3,892
Investments	2,064	2,272
Receivables, net	20,821	21,349
Assets held for sale	1,620	1,125
Other current assets	14,721	20,028
Total current assets	53,734	48,666
Property, net	83,963	86,154
Financing lease right-of-use assets, net	9,401	9,830
Operating lease right-of-use assets, net	135,004	139,534
Goodwill	36,884	36,884
Intangible assets, net	51,226	51,559
Deferred income taxes, net	18,052	23,210
Other noncurrent assets, net	34,661	35,112
Total assets	$422,925	$430,949

Liabilities
Current liabilities
Current finance lease liabilities	$1,808	$1,839
Current operating lease liabilities	16,210	16,856
Accounts payable	10,632	12,021
Other current liabilities	47,169	46,462
Total current liabilities	75,819	77,178
Long-term liabilities
Long-term debt	215,000	210,000
Noncurrent finance lease liabilities	13,116	13,530
Noncurrent operating lease liabilities	133,051	137,534
Other	88,011	123,153
Total long-term liabilities	449,178	484,217
Total liabilities	524,997	561,395

Shareholders' deficit
Common stock	641	640
Paid-in capital	125,950	123,833
Deficit	(171,333)	(194,514)
Accumulated other comprehensive loss, net	(57,330)	(60,405)
Total shareholders' deficit	(102,072)	(130,446)
Total liabilities and shareholders' deficit	$422,925	$430,949

Debt Balances
(In thousands)	3/31/21	12/30/20
Credit facility revolver due 2022	$215,000	$210,000
Finance lease liabilities	14,924	15,369
Total debt	$229,924	$225,369

DENNY’S CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended
(In thousands, except per share amounts)	3/31/21	3/25/20
Revenue:
Company restaurant sales	$33,569	$42,291
Franchise and license revenue	47,007	54,404
Total operating revenue	80,576	96,695
Costs of company restaurant sales, excluding depreciation and amortization	30,164	36,118
Costs of franchise and license revenue, excluding depreciation and amortization	23,758	29,170
General and administrative expenses	16,947	7,742
Depreciation and amortization	3,661	4,146
Operating (gains), losses and other charges, net	532	1,473
Total operating costs and expenses, net	75,062	78,649
Operating income	5,514	18,046
Interest expense, net	4,277	3,951
Other nonoperating expense (income), net	(30,048)	2,763
Income before income taxes	31,285	11,332
Provision for income taxes	8,104	2,319
Net income	$23,181	$9,013

Basic net income per share	$0.36	$0.16
Diluted net income per share	$0.35	$0.16

Basic weighted average shares outstanding	65,251	56,300
Diluted weighted average shares outstanding	65,749	58,106

Comprehensive income (loss)	$26,256	$(23,659)

General and Administrative Expenses	Quarter Ended
(In thousands)	3/31/21	3/25/20
Corporate administrative expenses	$10,872	$11,781
Share-based compensation	3,472	(1,537)
Incentive compensation	2,086	14
Deferred compensation valuation adjustments	517	(2,516)
Total general and administrative expenses	$16,947	$7,742

DENNY’S CORPORATION
Reconciliation of Net Income and Net Cash Provided by Operating Activities to Non-GAAP Financial Measures
(Unaudited)

The Company believes that, in addition to GAAP measures, certain non-GAAP financial measures are appropriate indicators to assist in the evaluation of operating performance and liquidity on a period-to-period basis. The Company uses Adjusted EBITDA, Adjusted Free Cash Flow, Adjusted Net Income and Adjusted Net Income Per Share internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including incentive compensation for certain employees. Adjusted EBITDA is also used in the calculation of financial covenant ratios in accordance with the Company’s credit facility. Adjusted Free Cash Flow is also used as a non-GAAP liquidity measure by Management to assess the Company’s ability to generate cash and plan for future operating and capital actions. Management believes that the presentation of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Adjusted Free Cash Flow provide useful information to investors and analysts about the Company’s operating results, financial condition or cash flows. However, each of these non-GAAP financial measures should be considered as a supplement to, not a substitute for, operating income, net income, net cash provided by operating activities, or other financial performance and liquidity measures prepared in accordance with U.S. generally accepted accounting principles.

	Quarter Ended
(In thousands)	3/31/21	3/25/20
Net income	$23,181	$9,013
Provision for income taxes	8,104	2,319
Operating (gains), losses and other charges, net	532	1,473
Other nonoperating expense (income), net	(30,048)	2,763
Share-based compensation expense (benefit)	3,472	(1,537)
Deferred compensation plan valuation adjustments	517	(2,516)
Interest expense, net	4,277	3,951
Depreciation and amortization	3,661	4,146
Cash payments for restructuring charges and exit costs	(405)	(684)
Cash payments for share-based compensation	(1,496)	(3,211)
Adjusted EBITDA	$11,795	$15,717

DENNY’S CORPORATION
Reconciliation of Net Income and Net Cash Provided by Operating Activities to Non-GAAP Financial Measures
(Unaudited)
	Quarter Ended
(In thousands)	3/31/21	3/25/20
Net cash provided by operating activities	$10,235	$1,901
Capital expenditures	(1,583)	(2,818)
Cash payments for restructuring charges and exit costs	(405)	(684)
Cash payments for share-based compensation	(1,496)	(3,211)
Deferred compensation plan valuation adjustments	517	(2,516)
Other nonoperating expense (income), net	(30,048)	2,763
Gains (losses) on investments	(8)	116
Losses on termination of leases	(34)	(28)
Amortization of deferred financing costs	(344)	(152)
Gains on interest rate swap derivatives, net	29,733	—
Interest expense, net	4,277	3,951
Cash interest expense, net (1)	(4,586)	(3,720)
Deferred income tax (expense) benefit	(4,099)	2,577
Provision for income taxes	8,104	2,319
Income taxes paid, net	(421)	(224)
Changes in operating assets and liabilities
Receivables	(353)	(15,815)
Inventories	(13)	4
Other current assets	(5,294)	(4,111)
Other noncurrent assets	201	(1,578)
Operating lease assets and liabilities	604	18
Accounts payable	(1,820)	7,465
Accrued payroll	1,704	12,783
Accrued taxes	380	971
Other accrued liabilities	(1,195)	6,337
Other noncurrent liabilities	1,149	2,607
Adjusted Free Cash Flow	$5,205	$8,955

(1)	Includes cash interest expense, net and cash payments of approximately $0.8 million for dedesignated interest rate swap derivatives for the quarter ended March 31, 2021.

DENNY’S CORPORATION
Reconciliation of Net Income and Net Cash Provided by Operating Activities to Non-GAAP Financial Measures
(Unaudited)
	Quarter Ended
(In thousands)	3/31/21	3/25/20
Adjusted EBITDA	$11,795	$15,717
Cash interest expense, net (1)	(4,586)	(3,720)
Cash paid for income taxes, net	(421)	(224)
Cash paid for capital expenditures	(1,583)	(2,818)
Adjusted Free Cash Flow	$5,205	$8,955

	Quarter Ended
(In thousands, except per share amounts)	3/31/21	3/25/20
Net income	$23,181	$9,013
Gains on interest rate swap derivatives, net	(29,733)	—
Gains on sales of assets and other, net	(942)	(1,070)
Impairment charges	—	2,181
Tax effect (2)	7,945	(228)
Adjusted Net Income	$451	$9,896

Diluted weighted average shares outstanding	65,749	58,106

Diluted Net Income Per Share	$0.35	$0.16
Adjustments Per Share	$(0.34)	$0.01
Adjusted Net Income Per Share	$0.01	$0.17

(1)	Includes cash interest expense, net and cash payments of approximately $0.8 million for dedesignated interest rate swap derivatives for the quarter ended March 31, 2021.
(2)	Tax adjustments for the quarter ended March 31, 2021 reflect an effective tax rate of 25.9%. Tax adjustments for the quarter ended March 25, 2020 are calculated using an effective tax rate of 20.5%.

DENNY’S CORPORATION
Reconciliation of Operating Income to Non-GAAP Financial Measures
(Unaudited)

The Company believes that, in addition to GAAP measures, certain other non-GAAP financial measures are appropriate indicators to assist in the evaluation of restaurant-level operating efficiency and performance of ongoing restaurant-level operations. The Company uses Restaurant-level Operating Margin, Company Restaurant Operating Margin and Franchise Operating Margin internally as performance measures for planning purposes, including the preparation of annual operating budgets, and these three non-GAAP measures are used to evaluate operating effectiveness.

The Company defines Restaurant-level Operating Margin as operating income excluding the following three items: general and administrative expenses, depreciation and amortization, and operating (gains), losses and other charges, net. Restaurant-level Operating Margin is presented as a percent of total operating revenue. The Company excludes general and administrative expenses, which include primarily non-restaurant-level costs associated with support of company and franchised restaurants and other activities at their corporate office. The Company excludes depreciation and amortization expense, substantially all of which is related to company restaurant-level assets, because such expenses represent historical sunk costs which do not reflect current cash outlays for the restaurants. The Company excludes special items, included within operating (gains), losses and other charges, net, to provide investors with a clearer perspective of its ongoing operating performance and a more relevant comparison to prior period results.

Restaurant-level Operating Margin is the total of Company Restaurant Operating Margin and Franchise Operating Margin. The Company defines Company Restaurant Operating Margin as company restaurant sales less costs of company restaurant sales (which include product costs, company restaurant level payroll and benefits, occupancy costs, and other operating costs including utilities, repairs and maintenance, marketing and other expenses) and presents it as a percent of company restaurant sales. The Company defines Franchise Operating Margin as franchise and license revenue (which includes franchise royalties and other non-food and beverage revenue streams such as initial franchise fees, advertising revenue and occupancy revenue) less costs of franchise and license revenue and presents it as a percent of franchise and license revenue.

These non-GAAP financial measures provide a meaningful comparison between periods and enable investors to focus on the performance of restaurant-level operations by excluding revenues and costs unrelated to food and beverage sales in addition to corporate general and administrative expense, depreciation and amortization, and operating (gains), losses and other charges, net. However, each of these non-GAAP financial measures should be considered as a supplement to, not a substitute for, operating income, net income or other financial performance measures prepared in accordance with U.S. generally accepted accounting principles. Restaurant-level Operating Margin, Company Restaurant Operating Margin and Franchise Operating Margin do not accrue directly to the benefit of shareholders because of the aforementioned excluded items, and are not indicative of the overall results for the Company.

	Quarter Ended
(In thousands)	3/31/21	3/25/20
Operating income	$5,514	$18,046
General and administrative expenses	16,947	7,742
Depreciation and amortization	3,661	4,146
Operating (gains), losses and other charges, net	532	1,473
Restaurant-level Operating Margin	$26,654	$31,407

Restaurant-level Operating Margin consists of:
Company Restaurant Operating Margin (1)	$3,405	$6,173
Franchise Operating Margin (2)	23,249	25,234
Restaurant-level Operating Margin	$26,654	$31,407

(1)	Company Restaurant Operating Margin is calculated as operating income plus general and administrative expenses; depreciation and amortization; operating (gains), losses and other charges, net; and costs of franchise and license revenue; less franchise and license revenue.
(2)	Franchise Operating Margin is calculated as operating income plus general and administrative expenses; depreciation and amortization; operating (gains), losses and other charges, net; and costs of company restaurant sales; less company restaurant sales.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Quarter Ended
(In thousands)	3/31/21		3/25/20
Company restaurant operations: (1)
Company restaurant sales	$33,569	100.0%	$42,291	100.0%
Costs of company restaurant sales:
Product costs	8,272	24.6%	10,130	24.0%
Payroll and benefits	12,965	38.6%	17,106	40.4%
Occupancy	2,850	8.5%	3,163	7.5%
Other operating costs:
Utilities	1,225	3.6%	1,436	3.4%
Repairs and maintenance	533	1.6%	789	1.9%
Marketing	967	2.9%	1,119	2.6%
Other direct costs	3,352	10.0%	2,375	5.6%
Total costs of company restaurant sales	$30,164	89.9%	$36,118	85.4%
Company restaurant operating margin (non-GAAP) (2)	$3,405	10.1%	$6,173	14.6%

Franchise operations: (3)
Franchise and license revenue:
Royalties	$20,844	44.4%	$23,847	43.8%
Advertising revenue	14,111	30.0%	17,526	32.2%
Initial and other fees	1,838	3.9%	1,697	3.1%
Occupancy revenue	10,214	21.7%	11,334	20.8%
Total franchise and license revenue	$47,007	100.0%	$54,404	100.0%

Costs of franchise and license revenue:
Advertising costs	$14,111	30.0%	$17,526	32.2%
Occupancy costs	6,539	13.9%	7,409	13.6%
Other direct costs	3,108	6.6%	4,235	7.8%
Total costs of franchise and license revenue	$23,758	50.5%	$29,170	53.6%
Franchise operating margin (non-GAAP) (2)	$23,249	49.5%	$25,234	46.4%

Total operating revenue (4)	$80,576	100.0%	$96,695	100.0%
Total costs of operating revenue (4)	53,922	66.9%	65,288	67.5%
Restaurant-level operating margin (non-GAAP) (4)(2)	$26,654	33.1%	$31,407	32.5%

Other operating expenses: (4)(2)
General and administrative expenses	$16,947	21.0%	$7,742	8.0%
Depreciation and amortization	3,661	4.5%	4,146	4.3%
Operating (gains), losses and other charges, net	532	0.7%	1,473	1.5%
Total other operating expenses	$21,140	26.2%	$13,361	13.8%

Operating income (4)	$5,514	6.8%	$18,046	18.7%

(1)		As a percentage of company restaurant sales.
(2)		Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margin should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with U.S. generally accepted accounting principles.
(3)		As a percentage of franchise and license revenue.
(4)		As a percentage of total operating revenue.

DENNY’S CORPORATION
Statistical Data
(Unaudited)

Changes in Same-Store Sales (1)	Quarter Ended
(decrease vs. 2019)	3/31/21
Company Restaurants	(23.9)%
Domestic Franchised Restaurants	(19.6)%
Domestic System-wide Restaurants	(20.0)%

Changes in Same-Store Sales (1)	Quarter Ended
(decrease vs. prior year)	3/31/21	3/25/20
Company Restaurants	(9.4)%	(9.4)%
Domestic Franchised Restaurants	(9.7)%	(6.0)%
Domestic System-wide Restaurants	(9.7)%	(6.3)%

Average Unit Sales	Quarter Ended
(In thousands)	3/31/21	3/25/20
Company Restaurants	$523	$627
Franchised Restaurants	$326	$384

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total
Ending Units December 30, 2020	65	1,585	1,650
Units Opened	—	3	3
Units Closed	—	(4)	(4)
Net Change	—	(1)	(1)
Ending Units March 31, 2021	65	1,584	1,649

Equivalent Units
Year-to-Date 2021	64	1,583	1,647
Year-to-Date 2020	67	1,631	1,698
Net Change	(3)	(48)	(51)

(1)	Same-store sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open during the comparable periods noted. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-store sales and domestic system-wide same-store sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.